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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2002.
                                                      REGISTRATION NO. 333-70834
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ZIX CORPORATION
             (Exact name of registrant as specified in its charter)

             TEXAS                                               75-2216818
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             2711 N. HASKELL AVENUE
                                SUITE 2300, LB 36
                            DALLAS, TEXAS 75204-2960
                                 (214) 370-2000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   ----------

                                  STEVE M. YORK
                             CHIEF FINANCIAL OFFICER
                             2711 N. HASKELL AVENUE
                                SUITE 2300, LB 36
                            DALLAS, TEXAS 75204-2960
                                 (214) 370-2000
(Name, address, and telephone number, including area code, of agent for service)

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: No longer applicable because shares are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION
8(c) OF THE SECURITIES ACT OF 1933, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

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                          DEREGISTRATION OF SECURITIES

     Zix Corporation (formerly ZixIt Corporation), a Texas corporation ("ZixCorp"), filed a Registration Statement on Form S-3 (File No. 333-70834) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on October 3, 2001, registering 10,510 shares of ZixCorp's common stock, par value $.01 per share, to be offered from time-to-time by the selling shareholder named therein (the "Offering"). Pursuant to Rule 462(b), the Registration Statement registered additional shares under the offering originally described on Form S-3 (File No. 333-67952) filed with the Commission on August 20, 2001. The Registration Statement was effective on October 3, 2001.

     In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, ZixCorp files this post-effective amendment to remove from registration all of the shares that were registered in the Offering but remain unsold as of the date hereof. ZixCorp is deregistering these shares because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its agreement with the selling shareholder has expired.

     Accordingly, ZixCorp files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to deregister the number of shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof. Based upon representations made by the selling shareholder, ZixCorp believes that no shares of common stock covered by the Registration Statement remain unsold.

            [The remainder of this page is intentionally left blank.]

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 13, 2002.

                                      ZIX CORPORATION

                                      By: /s/ STEVE M. YORK
                                          --------------------------------------
                                          Steve M. York
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer
                                          Agent for Service

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